UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 27, 2010

NATIONAL TAX CREDIT INVESTORS II

(Exact name of Registrant as specified in its charter)

                California            0-20610                 93-1017959

      (State or other jurisdiction (Commission            (I.R.S. Employer

            of incorporation)       (File Number)       Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

National Tax Credit Investors II (the “Registrant”) holds a 99% limited partnership interest in Fourth Street Apartment Investors, a California limited partnership (“Fourth Street Investors”). Fourth Street Investors owned Fourth Street Apartments (the “Property”), a 44-unit apartment complex located in Los Angeles, California.

On August 27, 2010, Fourth Street Investors sold the Property to a third party, 1562 4th Street Partners, L.P., a California limited partnership (the “Purchaser”) for a sales price of $3,375,000.  The net sale proceeds and release of escrows received by Fourth Street Investors were approximately $2,674,000.  The Registrant received a distribution of approximately $1,421,000 as a result of the sale. The Registrant’s investment balance in Fourth Street Investors was approximately $340,000 and $407,000 as of June 30, 2010 and December 31, 2009, respectively. The Registrant is currently evaluating its cash requirements to determine what portion, if any, of the distribution received from this sale will be available to distribute to its partners.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL TAX CREDIT INVESTORS II

By:  National Partnership Investments Corp.

General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Senior Director of Partnership Accounting

Date: September 2, 2010